Exhibit 10.77

EIGHTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This EIGHTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 31st day of December, 2011, by and between SILICON VALLEY BANK (“Bank”) and RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (“Borrower”), whose address is 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of August 18, 2009, as amended by that certain First Amendment to Loan and Security Agreement dated as of February 26, 2010, as amended by that certain Second Amendment to Loan and Security Agreement dated as of June 28, 2010, as amended by that certain Third Amendment to Loan and Security Agreement dated as of October 19, 2010, as amended by that certain Fourth Amendment to Loan and Security Agreement dated as of March 2, 2011, as amended by that certain Waiver and Fifth Amendment to Loan and Security Agreement dated as of June 30, 2011, as amended by that certain Sixth Amendment to Loan and Security Agreement dated as of September 6, 2011, as amended by that certain Seventh Amendment to Loan and Security Agreement dated as of October 31, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has requested that Bank extend the Revolving Line Maturity Date and Bank is willing to extend the Revolving Line Maturity Date, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.2 Letter of Credit Sublimit. Section 2.1.2 of the Agreement is hereby deleted and replaced with a placeholder stating [Intentionally Omitted].

2.2 Section 2.1.3 Foreign Exchange Sublimit. Section 2.1.3 of the Agreement is hereby deleted and replaced with a placeholder stating [Intentionally Omitted].

2.3 Section 2.1.4 Cash Management Sublimit. Section 2.1.3 of the Agreement is hereby deleted and replaced with a placeholder stating [Intentionally Omitted].

2.4 Section 2.2 (Overadvances). Section 2.2 of the Loan Agreement is hereby deleted and replaced with the following:

Overadvances If, at any time, the sum of (a) the outstanding principal amount of any Advances (such sum being an “Overadvance”) exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such Overadvance. Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.5 Section 2.4 (Fees). Section 2.4(b) of the Loan Agreement is hereby deleted and replaced with a placeholder stating [Intentionally Omitted]. Section 2.4(d) of the Loan Agreement is hereby deleted and replaced with the following:

A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to 0.375 percent (0.375%) per annum of the average unused portion of the Revolving Line. The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;

2.6 Section 4.1 (Security Interest). Section 4.1 of the Loan Agreement is hereby deleted and replaced with the following:

Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Agreement only with respect to EX-IM Eligible Foreign Accounts (as such term is defined in the EXIM Loan Agreement) is subject to and subordinate to the security interest granted to Bank in the EXIM Loan Agreement with respect to such EX-IM Eligible Foreign Accounts.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

Borrower agrees that, unless otherwise agreed in a writing signed by Bank and Borrower (a) the security interest granted herein by Borrower shall survive the termination of this Agreement and shall terminate only upon the termination of all Bank Services Agreements, and (b) if, on the effective date of the termination of this Agreement, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% — use if the letter of credit is denominated in U.S. Dollars of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

2.7 Section 9.1(c) (Letters of Credit). Section 9.1(c) of the Loan Agreement is hereby deleted and replaced with the following:

(c) for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to 105% of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

2.8 Section 12.9 (Survival). Section 12.9 of the Loan Agreement is hereby deleted and replaced with the following:

Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements, and the obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

2.9 Section 13 (Definitions). (a) The following terms and their definitions set forth in Section 13.1 of the Loan Agreement are hereby amended and restated to read as follows (or added to the Loan Agreement if a new definition):

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Credit Extension” is any Advance, Ex-Im Advance or any other extension of credit by Bank for Borrower’s benefit.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“Letter of Credit” means a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity or similar agreement.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the Guaranty and Security Agreement, the IP Agreement, the EXIM Loan Agreement, any Bank Services Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower or any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

“Revolving Line” is an Advance or Advances in an aggregate amount of up to Five Million Five Hundred Thousand Dollars ($5,500,000) outstanding under this Agreement and the EXIM Loan Agreement in the aggregate at any time.

“Revolving Line Maturity Date” is January 31, 2012.

(b) The following terms and their respective definitions set forth in Section 13.1 are hereby deleted:

“Cash Management Services”

“FX Business Day”.

“FX Forward Contract”

“FX Reduction Amount”

“FX Reserve”

“Letter of Credit Application”

“Letter of Credit Reserve”

“Settlement Date”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Defaults has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto, delivery of the attached acknowledgements executed by the Guarantor, payment of a $2,295 extension fee, and payment of all legal expenses of Bank related to this Amendment.

9. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California. Section 11 of the Loan Agreement applies to this Amendment as if set forth herein.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Ramtron International Corporation

By:	/s/ Chris Ennis	By:	/s/ Gery E. Richards
Name:	Chris Ennis	Name:	Gery E. Richards
Title:	Relationship Manager	Title:	Interim CFO and Controller

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY

Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Eighth Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2. Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of December 30, 2011

GUARANTOR	Ramtron Canada Inc.

	By:	/s/ Eric A. Balzer
	Name:	Eric A. Balzer
	Title:	Chief Executive Officer

Schedule 2

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF SECURITY AGREEMENT

Section 1. Pledgor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Eighth Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2. Pledgor hereby consents to the Amendment and agrees that the Security Agreement securing the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Pledgor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Security Agreement are true, accurate and complete as if made the date hereof.

Dated as of December 30, 2011

PLEDGOR	Ramtron Canada Inc.

	By:	/s/ Eric A. Balzer
	Name:	Eric A. Balzer
	Title:	Chief Executive Officer